UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     November 22, 2005

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 2.02. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today, November 22, 2005 reporting results of its operations for the fiscal quarter ended October 31, 2005. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated November 22, 2005



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   November 22, 2005                  By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and
                                                Assistant Corporate Secretary



Exhibit Index
99.1 Press Release, dated November 22, 2005, issued by Brown-Forman Corporation, reporting results of operations for the fiscal quarter ended October 31, 2005.

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN'S EARNINGS FROM CONTINUING OPERATIONS
INCREASE 19% IN THE SECOND QUARTER

Louisville, KY, November 22, 2005 - Brown-Forman Corporation reported earnings per share from continuing operations for its second quarter ended October 31, 2005 of $0.91, up 19% from the same period last year. These strong results reflect organic profit growth from the company's premium global portfolio, led by another outstanding performance from Jack Daniel's Tennessee Whiskey.

Continuing operations do not include results from Lenox, Inc., the company's former subsidiary, which was sold to Department 56, Inc. on September 1, 2005. Results from these discontinued operations are not reflected in this press release unless expressly stated.

Continuing Operations

Strong underlying performance from the company's premium global brands portfolio, which includes Jack Daniel's, Southern Comfort and Finlandia, and improved profits from several of the company's mid-priced regional wine brands drove earnings growth in the quarter. Quarterly earnings per share growth also benefited from a lower effective tax rate, lower net interest expense (attributable to higher cash balances), and the absence of prior year expenses associated with both the introduction of low-carbohydrate wine brands and the sale of the company's Glenmorangie shareholding. An anticipated reduction in global trade inventories tempered earnings growth in the quarter. Adjusting for these factors, the company's underlying earnings per share growth for the quarter was 16%, as follows:

Second Quarter Diluted EPS Growth from Continuing Operations           19%

   Net reduction in global trade inventories                            9%
   Lower net interest and effective tax rate                           (5%)
   Capital gain treatment (termination of
    Glenmorangie distribution rights)                                  (5%)
   Absence of prior year expenses                                      (2%)

Second Quarter Adjusted EPS Growth from Continuing Operations(1)       16%


In the second quarter revenues and gross profit increased 6% and 8%, respectively, fueled by volume growth and margin improvement for Jack Daniel's, higher profits for several of the company's super-premium developing brands, and continued growth for Finlandia and Southern Comfort. Advertising expenses were up 7% in the quarter due to increased investments behind the company's premium global brands. SG&A expenses were up 4%, as the quarterly comparison benefited from the prior year recording of incremental incentive compensation expense. Operating income from continuing operations increased 11% over the prior year period.

Leading the company's premium global brand portfolio, Jack Daniel's worldwide depletion growth rate was in the high-single digits for the quarter, with mid-single digit growth in the U.S. and the United Kingdom, and double-digit gains in Germany, Spain, France, South Africa, China, and Japan. (Depletions are shipments from wholesale distributors to retailers, and are commonly regarded in the wine and spirits industry as an approximate measure of consumer demand.) Shipment growth for the brand was several percentage points below the quarter's depletion growth rate as a result of distributors and importers reducing their inventory positions following relatively high levels of trade inventory at the end of the first quarter of fiscal 2006.

--------
(1) Management believes that disclosing this measure of earnings per share growth is important because it more accurately reflects the underlying operations of the company.

Depletions for Southern Comfort grew in the mid-single digits globally for the quarter, driven by the brand's continued gains in the U.S. Finlandia delivered double-digit depletion growth for the quarter, with particular strength in Poland and Russia.

Improving trends were registered in the second quarter for several of the company's mid-priced regional brands. Fetzer recorded mid-single digit depletion growth in the quarter, and consumer measures for the brand continue to strengthen heading into the important holiday season. Korbel depletion growth improved to the mid-single digits, while depletions for Canadian Mist, Early Times and Bolla declined over the prior year period. Super-premium developing brands Sonoma-Cutrer, Appleton, Tuaca and Woodford Reserve each posted double-digit depletion growth for the quarter.

For the first six months of the fiscal year, diluted earnings per share were $1.62, up 30% from the $1.25 earned in the same period last year. Year-to-date results benefited from solid growth for Jack Daniel's, Southern Comfort, and Finlandia, and improved profits from Fetzer and the Jack Daniel's & Cola ready-to-drink product that is sold primarily in Australia. Adjusting year-to-date results for profits associated with the early termination of Glenmorangie marketing and distribution rights, the net increase in global trade inventory levels, the absence of income associated with the introduction of low-carbohydrate wine brands in the prior year period, the absence of advisory fees related to the prior year sale of the company's Glenmorangie shareholding, lower net interest and a lower effective tax rate, earnings per share for the first half of fiscal 2006 increased approximately 16%, as follows:

Year-to-Date Diluted EPS Growth from Continuing Operations             30%

   Glenmorangie consideration                                          (9%)
   Net increase in global trade inventories                            (3%)
   Lower net interest and lower effective tax rate                     (3%)
   Absence of low-carbohydrate wines / Glenmorangie fees                1%

Year-to-Date Adjusted EPS Growth from Continuing Operations(2)         16%

Foreign exchange had no material effect on the company's performance in quarterly or year-to-date results.

--------
(2) Management believes that disclosing this measure of earnings per share growth is important because it more accurately reflects the underlying operations of the company.

Earnings Outlook

Based on continued strong consumer demand for our premium global brands, the company is increasing its earnings estimate for the fiscal year that ends April 30, 2006. The company's previous estimate for earnings per share from continuing operations was in the range of $2.70 - $2.80, which included a net $0.05 per share benefit related to the early termination of distribution rights for the Glenmorangie family of brands. Excluding this $0.05 benefit, the previously-communicated range was $2.65 to $2.75 per share. The company now expects fiscal 2006 earnings per share from continuing operations in the range of $2.73 to $2.79, which represents full year growth of 13-15% over comparable prior year earnings. This earnings estimate excludes both the net benefit of the Glenmorangie termination and an anticipated net favorable impact from restructuring the company's Australian distributor which is expected to occur in the second half of this fiscal year. The company expects a more moderate growth rate in earnings per share for the second half of the fiscal year, reflecting further reductions in global trade inventory levels, additional transition expenses associated with changes in global distribution, incremental brand investments designed to sustain long term business momentum, and the anticipated unfavorable impact of the strengthening U.S. dollar.

Brown-Forman will host a conference call to discuss second quarter results today at 10:00 a.m. EST. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call.

For those unable to participate in the live call, a replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 2525857. A digital audio recording of the conference call will also be available on the Web site (www.brown-forman.com) approximately one hour after the conclusion of the conference call. The replay will be available for at least 30 days following the conference call.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:
This report contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn the majority of our profits;
 - lower consumer confidence or purchasing in the United States associated with the aftermath of hurricanes Katrina, Rita and Wilma, all of which occurred this year;
 - tax increases, whether at the federal or state level or in major international markets and/or tariff barriers or other restrictions affecting beverage alcohol;
 - restrictions on alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or globally;
 - adverse developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our advertising causes illegal consumption of alcohol by those under the legal drinking age;
 - a strengthening U.S. dollar against foreign currencies, especially the British Pound;
 - reduced bar, restaurant, hotel and travel business in wake of terrorist attacks or threats, such as occurred in September, 2001 in the U.S. and in July, 2005 in London;
 - lower consumer confidence or purchasing associated with rising energy prices;
 - a decline in U.S. spirits consumption as might be indicated by recent published trends suggesting a slight reduction in the growth rate of distilled spirits consumption;
 - longer-term, a change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - changes in distribution arrangements in major markets that limit our ability to market our products;
 - increases in the price of energy or raw materials, including grapes, grain, wood, glass, and plastic;
 - excess wine inventories or a further world-wide oversupply of grapes.
 - adverse developments as a result of state investigations of beverage alcohol industry trade practices of suppliers, distributors and retailers.

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                       Three Months Ended
                                          October 31,
                                      2004           2005         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                         $627.2         $665.8           6%
   Gross profit                       330.5          357.4           8%
   Advertising expenses                81.5           87.4           7%
   Selling, general, and
    administrative expenses           105.5          110.2           4%
   Other expense (income), net         (0.4)          (0.4)
      Operating income                143.9          160.2          11%
   Interest expense, net                4.7            1.3
      Income before income taxes      139.2          158.9          14%
   Income taxes                        45.8           46.8
      Net income                       93.4          112.1          20%

   Earnings per share:
      Basic                            0.76           0.92          20%
      Diluted                          0.76           0.91          19%


DISCONTINUING OPERATIONS
   Net income (loss)                  $ 8.0          $(3.3)

   Earnings (loss) per share:
      Basic                            0.07          (0.03)
      Diluted                          0.07          (0.03)


TOTAL COMPANY
   Net income                        $101.4         $108.8           7%

   Earnings per share:
      Basic                            0.83           0.89           7%
      Diluted                          0.83           0.88           7%

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                       Six Months Ended
                                          October 31,
                                      2004           2005         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                       $1,108.5       $1,213.2           9%
   Gross profit                       583.9          660.4          13%
   Advertising expenses               143.1          159.7          12%
   Selling, general, and
    administrative expenses           201.8          220.5           9%
   Other expense (income), net         (0.8)         (14.2)
      Operating income                239.8          294.4          23%
   Interest expense, net                9.6            4.0
      Income before income taxes      230.2          290.4          26%
   Income taxes                        77.0           90.4
      Net income                      153.2          200.0          30%

   Earnings per share:
      Basic                            1.25           1.64          30%
      Diluted                          1.25           1.62          30%


DISCONTINUING OPERATIONS
   Net loss                           $(0.6)        $(78.4)

   Loss per share:
      Basic                             --           (0.64)
      Diluted                           --           (0.63)


TOTAL COMPANY
   Net income                        $152.6         $121.6         (20%)

   Earnings per share:
      Basic                            1.25           1.00         (20%)
      Diluted                          1.25           0.99         (21%)

                            Brown-Forman Corporation
                      Condensed Consolidated Balance Sheets
                       (includes discontinued operations)
                              (Dollars in millions)

                                                  April 30,          October 31,
                                                    2005                 2005
                                                 --------              --------
Assets:
Cash and cash equivalents                        $  294.9              $  451.9
Accounts receivable, net                            295.9                 405.0
Inventories                                         469.9                 522.5
Current assets held for sale                        157.6                   9.8
Other current assets                                 96.9                  94.5
                                                  -------               -------
     Total current assets                         1,315.2               1,483.7

Property, plant, and equipment, net                 417.9                 417.3
Trademarks and brand names                          334.2                 331.3
Goodwill                                            192.7                 188.1
Noncurrent assets held for sale                     217.9                   7.4
Other assets                                        171.2                 164.0
                                                  -------               -------
     Total assets                                $2,649.1              $2,591.8
                                                  =======               =======

Liabilities:
Accounts payable and accrued expenses            $  264.2              $  299.7
Accrued income taxes                                 41.9                  37.3
Current portion of long-term debt                   279.3                 249.7
Current liabilities held for sale                    52.7                   3.8
                                                  -------               -------
     Total current liabilities                      638.1                 590.5

Long-term debt                                      351.5                 351.8
Deferred income taxes                               157.8                 146.3
Accrued postretirement benefits                      77.6                  80.5
Noncurrent liabilities held for sale                 82.9                   --
Other liabilities                                    31.2                  22.7
                                                  -------               -------
     Total liabilities                            1,339.1               1,191.8

Stockholders' equity                              1,310.0               1,400.0
                                                  -------               -------

Total liabilities and stockholders' equity       $2,649.1              $2,591.8
                                                  =======               =======

                            Brown-Forman Corporation
                 Condensed Consolidated Statements of Cash Flows
              (including cash flows from discontinued operations)
                              (Dollars in millions)

                                                           Six Months Ended
                                                              October 31,
                                                        2004              2005
                                                       ------            ------
Cash provided by operating activities                  $111.4            $ 65.9

Cash flows from investing activities:
   Proceeds from sale of discontinued operations          --              196.5
   Additions to property, plant, and equipment          (21.5)            (22.4)
   Other                                                 (1.7)             (0.7)
                                                       -------           -------
      Cash provided by (used for) investing activities  (23.2)            173.4

Cash flows from financing activities:
   Net decrease in debt                                 (22.2)            (30.0)
   Dividends paid                                       (51.7)            (59.8)
   Other                                                  3.8               7.5
                                                       -------           -------
      Cash used for financing activities                (70.1)            (82.3)
                                                       -------           -------

Net increase in cash and cash equivalents                18.1             157.0

Cash and cash equivalents, beginning of period           67.7             294.9
                                                       -------           -------
Cash and cash equivalents, end of period                $85.8            $451.9
                                                       =======           =======

                            Brown-Forman Corporation
                           Continuing Operations Only
                            Supplemental Information
                 (Dollars in millions, except per share amounts)


                                                        Three Months Ended
                                                            October 31,
                                                    2004                  2005
                                                   ------                ------

Depreciation and amortization                       $10.7                 $10.9

Excise taxes                                       $109.6                $115.4

Effective tax rate                                  32.9%                 29.5%

Cash dividends paid per common share               $0.213                $0.245

Shares (in thousands) used in the
calculation of earnings per share
   Basic                                          121,737               122,016
   Diluted                                        122,417               123,242



                                                         Six Months Ended
                                                            October 31,
                                                    2004                  2005
                                                   ------                ------

Depreciation and amortization                       $21.1                 $21.7

Excise taxes                                       $191.6                $213.0

Effective tax rate                                  33.4%                 31.1%

Cash dividends paid per common share               $0.425                $0.490

Shares (in thousands) used in the
calculation of earnings per share
   Basic                                          121,708               121,978
   Diluted                                        122,409               123,199




These figures have been prepared in accordance with the company's customary accounting practices.